Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Deborah A. Smeltzer, hereby certify, pursuant to 18 U.S.C § 1350, as adopted pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to § 906 of the Sarbanes-Oxley Act of 2002, in my capacity as an officer of Dynavax Technologies Corporation (the “Company”), that, to the best of my knowledge:

(iii) The Annual Report of the Company on Form 10-K for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(iv) The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

By:	/S/ DEBORAH A. SMELTZER
Deborah A. Smeltzer
Vice President, Operations and Chief Financial Officer
(Principal Financial Officer)

Date: March 6, 2009

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Dynavax Technologies Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.